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Organization Regulations of UBS AG

Based on art. 716b of the Swiss Code of Obligations and art. 24 of the Articles of Association of UBS AG, the Board of Directors has issued the following Organization Regulations on 12 August 2002

Organization Regulations	page 1

The “Appendix” (Authorities, Part 1 and 2) is an integral part of these Organization Regulations.

Organization Regulations	page 2

I.	The Board of Directors

Art. 1	Constitution

1 The Board of Directors constitutes itself in the last meeting preceding (subject to approval of elections at the AGM) or the first meeting following the Annual General Meeting of Shareholders).

2 The Board elects its Chairman and one or more Vice Chairmen, and appoints its Secretary.

Art. 2	Meetings and invitations to convene

1The Board meets as prescribed by art. 21 of the Articles of Association.

2 Except in urgent cases the invitations to the meeting, together with the agenda, are sent to the directors at least one week before the date of the meeting.

3 As a rule, the members of the Group Executive Board participate in board meetings in an advisory capacity. The presiding director decides where exceptions will be made. Together with the President of the Group Executive Board (President), the presiding director determines whether other persons may attend.

Art. 3	Decisions and minutes

1 The Board takes its decisions as prescribed by art. 22 of the Articles of Association. Directors may participate in meetings via telephone or video. They are counted as present in such cases.

2 In urgent cases decisions may be taken via circular mail. Such decisions are only valid when all directors are sent the text of the resolution, when more than two thirds of the directors cast a vote, and when the absolute majority of directors voting approve the resolution submitted to them. Any dissenting director is entitled to request a meeting to be convened. In such a case the decision via circular mail is not valid.

3 Minutes are kept of decisions taken by the Board and are signed by the presiding director and the secretary.

Art. 4	Functions and authorities

1 The functions and authorities of the Board are based on the provisions contained in arts. 23–28 of the Articles of Association. All details are governed in the “Appendix”.

2 The Board of Directors establishes detailed rules about its working methods and the individual rights of its members in a special Charter.

Art. 5	Term of office

A director shall normally not stand for re-election if he/she has reached the age of sixty-five when the mandate expires. The Board may propose to the Annual General Meeting of Shareholders that a director be re-elected despite having reached this age limit. No director shall, however, hold office beyond the age of seventy.

Organization Regulations	page 3

II.	The Chairman’s Office

Art. 6	Composition

The Board of Directors establishes a Chairman’s Office, composed of the Chairman and one or more Vice Chairman.

Art. 7	Meetings

1 The members of the Chairman’s Office regularly meet with the members of the Group Executive Board to deal with strategic and other fundamental issues. The President of the Group Executive Board normally participates in an advisory capacity at formal meetings held by the Chairman’s Office.

2 The Chairman or an executive Vice Chairman participate in the meetings of the Group Executive Board. Such participation serves to ensure that the Board is apprised of current developments and permits the exercise of the supervisory and control functions of the Board and its responsibility for the ultimate direction of the company. The Chairman or an executive Vice Chairman participate in these meetings in an advisory capacity.

Art. 8	Decisions and minutes

The presence of the Chairman and one Vice Chairman is required for resolutions to be passed at meetings of the Chairman’s Office. Details are ruled in the Charter of the Chairman’s Office.

Art. 9	Functions and authorities

1 The authorities of the Chairman’s Office are governed in detail in the “Appendix” and in the Charter of the Chairman’s Office. Together with the Group Executive Board the Chairman’s Office assumes overall responsibility for the development of the Group’s strategies.

2 The Chairman’s Office assumes authority and responsibility for supervising Internal Audit as defined in the Federal Banking Commission’s Circular Letter dated 14 December 1995. Details are governed in the Charter of the Chairman’s Office.

3 As an exception, urgent decisions falling within the authority of the Board of Directors may be taken by the Chairman’s Office. Such decisions are to be brought to the attention of the Board of Directors at its next meeting. This regulation shall not apply to such functions and duties of the Board of Directors which, pursuant to art. 716a of the Swiss Code of Obligations, are non-transferable and inalienable.

4 The credit approval authorities of the Chairman’s Office can be delegated to an executive Vice Chairman who brings his decisions to the next meeting of the Chairman’s Office for information. Extraordinary cases will be submitted to circular approval by all members of the Chairman’s Office.

Organization Regulations	page 4

III.	The Board of Directors’ Committees

Art. 10	Appointment and authorities

1 The Board of Directors appoints the following Committees:

a) Audit Committee
b) Compensation Committee
c) Nomination Committee
d) Corporate Responsibility Committee

2The Board of Directors establishes a Charter for each of these Committees which defines the composition of the Committee, its authorities and the working method. It may appoint additional committees if deemed necessary.

IV.	The Chairman of the Board of Directors (Chairman)

Art. 11	Functions

1 The Chairman – or in his absence one of the Vice Chairmen – presides over the meetings of the Board of Directors and the General Meeting of Shareholders.

2 The Chairman, on behalf of the Board of Directors, exercises ongoing supervision and control over the Group Executive Board. The Chairman is responsible for providing information to the Chairman’s Office and the Board of Directors that is relevant to their function.

3 He assumes a leading role in mid- and long-term strategic planning, the selection and supervision of top-level management, corporate culture and corporate responsibility issues, global compensation principles, mid-term succession planning, and the definition of the Group’s risk appetite and risk limit structure. Together with the President of the Group Executive Board he is responsible for public affairs and the Group’s overall image.

4 Group Internal Audit reports directly to the Chairman of the Board, who may delegate the day-to-day supervision of Internal Audit to one of the executive Vice Chairmen.

Art. 12	Authorities

The Chairman of the Board of Directors and the executive Vice Chairmen may demand information about any matters relating to the Group, and examine reports, proposals and minutes of meetings of the Group Executive Board, the Group Functions and Committees of the Corporate Center and the Business Groups.

V.	The Group Executive Board

Art. 13	Composition

The Group Executive Board consists of its President and at least three other members.

Art. 14	Meetings, decisions, minutes

Organization Regulations	page 5

1 As a rule, the Group Executive Board meets at least once every month. Extraordinary meetings will be held as required or at the request of a member.

2 A quorum is constituted when a majority of the members of the Group Executive Board are present, either in person or on video/audio equipment.

3 Decisions are taken by the majority of the members present. In case of a tie the presiding officer has the casting vote.

4 Minutes are kept of decisions taken by the Group Executive Board and are signed by the presiding officer and the recording secretary. They are taken as approved if no comment is made on them in the next meeting. They shall be sent to the members of the Group Executive Board, to the executive members of the Board of Directors, and are made available for inspection to the non-executive members of the Board of Directors.

5 Decisions may also be taken by means of Circular Resolutions except if anyone of the members asks for oral deliberation. Circular Resolutions shall be recorded in the minutes of the next meeting.

Art. 15	Functions and authorities

1 The Group Executive Board has the executive management responsibility for the company. Together with the Chairman’s Office it assumes overall responsibility for the development of the Group’s strategies. It is responsible for the implementation and results of those strategies. It ensures cooperation and unity within the Group across Business Group lines.

2 The authorities of the Group Executive Board are governed in detail in the “Appendix”, based on article 30 of the Articles of Association. The Group Executive Board prepares the proposals which have to be submitted to the Chairman’s Office and the Board of Directors for approval and supports the decision making process. It regularly informs the Board of Directors on the Group’s business development.

3 In order to optimize its organization, the Group Executive Board may

a)	appoint subcommittees to prepare and support its decisions, provided that in each case the responsibility remains with the Group Executive Board; the Group Executive Board shall establish a Charter for the subcommittees;

b)	wholly or partially delegate approval authorities to one of its members or another officer of the Group; in any such case, the relevant person shall report to the Group Executive Board on the decisions taken within such authority, and the delegation shall be submitted to the Chairman’s Office for ratification.

Art. 16	The Group Executive Board as Risk Council

1 The Group Executive Board assumes the responsibilities of a Risk Council. In this function, it has overall responsibility for implementing the Risk Management and Control Principles, for approving the core risk policies as proposed by the Group Chief Risk Officer, the Group Chief Credit Officer or other function holders with group-wide responsibility for a certain specified risk, for allocating risk limits to the Business Groups within the overall approved framework and for managing the risk profile of the Bank as a whole.

2 The preparation of the decisions of the Group Executive Board in its function as Risk Council as well as the monitoring of the implementation of such decisions is delegated to the Risk Subcommittee of the Group Executive Board which is chaired by the Deputy

Organization Regulations	page 6

President. The Risk Subcommittee shall also see to it that the recommendations of the Group Internal Audit Reports are implemented within the required time lines.

Art. 17	The President

1 The President assumes the leadership of the Group Executive Board and presides over its meetings. He is responsible, together with the Group Executive Board, for the development of the Group and Business Group strategies and for the implementation of strategic decisions.

2 He ensures that matters relating to the Group are dealt with, supervises the management of the Business Groups and ensures the alignment of Business Group’s activities and interests as well as the exploration and exploitation of synergies across the Group. He is responsible for ensuring that decisions are taken in a timely fashion, and for supervising their implementation.

3 The President is Head of the Corporate Center and in this capacity is responsible for the Group’s Finance and Risk Control Functions, for Communication, Group Legal Services and Human Resources and Management Development. He directs the Group’s financial management, the implementation of group-wide independent risk control and the group-wide controlling processes. In consultation with the Chairman of the Board of Directors he assumes responsibility for the image of the Group as a whole.

4 He ensures that the Chairman’s Office and the Board of Directors are informed in a timely and appropriate manner.

5 The President has an all-encompassing right to information and examination regarding all matters handled by the Business Groups. He has veto power over any decisions taken by any management body. A veto has the effect of suspending the decision until the matter is decided by the Group Executive Board.

Art. 18	The Deputy President

1 The Deputy President acts as deputy of the President both in the latter’s function as President of the Group Executive Board and as Head of the Corporate Center.

2 The Deputy President exercises the authorities, decision-making powers and prerogatives of the President whenever the President is unable to attend to these duties.

3 The Deputy President assumes the chairmanship of the Risk Subcommittee of the Group Executive Board. In this function, the Deputy President is responsible for day-to-day monitoring of the implementation of the decisions of the Group Executive Board in the latter’s function as Risk Council. The Deputy President regularly reports to the Group Executive Board on the work, proposals and findings of the Risk Subcommittee of the Group Executive Board.

4 In addition to the above, the President shall give the Deputy President a mandate on specific responsibilities, powers and tasks.

VI.	The Business Groups

Art. 19	Organization of business activities

Organization Regulations	page 7

1 The Group’s business activities are organized into Business Groups, which in turn are broken down into Business Areas.

2 The structure and assignment of activities are reflected in the basic organizational structure of the Group. Details about responsibilities, functions and authorities are governed in the “Appendix” to these Organization Regulations and in the Business Group Regulations.

Art. 20	The CEO of the Business Group

1 The CEO of the Business Group is responsible for the implementation of the business strategy within his Business Group and for the implementation of the decisions taken by the Board of Directors, the Chairman’s Office and the Group Executive Board.

2 He has overall responsibility for the Business Group and its management and is accountable for its results.

Art. 21	Responsibilities

1 The Business Groups are responsible for the management of the business, of resources, logistics and all risks within their respective area of responsibility. At shared locations the Group Executive Board assigns all or part of logistics and resources responsibilities to the most suitable Business Group.

2 Management structure, responsibilities and accountability in the areas of risk management, reporting, communication, internal and external information, human resources, legal and compliance issues are governed in the Business Group Regulations, based strictly on the principles established by the Group.

VII.	The Corporate Center

Art. 22	Functions and organization

1 The Corporate Center works with the Business Groups to ensure long-term maximization of shareholder value.

2 It assumes responsibility in the financial management of the Group, in maintaining an appropriate balance between risk and returns, in managing effective communication with all stakeholders, in positioning the Group as employer of choice and in coordinating activities critical for the Group’s reputation.

Art. 23	Functional directive and controlling authority

The Group Function Heads of the Corporate Center have functional directive and functional controlling authority throughout the Group.

VIII.	Region and Country Heads, Representatives and Permanent Advisors

Art. 24	Appointment, reporting and structures

Organization Regulations	page 8

1 Upon recommendation of the Business Groups, the Group Executive Board appoints Region and Country Heads, Representatives who assume functions for more than one Business Group, as well as the permanent advisors of the Group.

2 In case a Region Head assumes managerial responsibilities across Business Groups, such Region Head shall report directly and regularly to the President of the Group Executive Board.

3 When appointing a Region Head with managerial responsibilities across Business Groups, the Group Executive Board may authorize the appointee to build appropriate management structures, including management committees and management offices with authorities across Business Groups.

IX.	Group Internal Audit

Art. 25	Organization

1 Group Internal Audit performs the Group’s internal audits.

2 The guidelines for the activities of Group Internal Audit are contained in a special set of regulations.

3 The Chairman’s Office may order special audits to be conducted. Individual members of the Board of Directors may submit requests for such audits to the Chairman’s Office. If there is any doubt about whether such a request is justified, the question is submitted to the Board of Directors by the presiding director.

4 The members of the Group Executive Board, with the agreement of the Chairman of the Board of Directors, may instruct Group Internal Audit to conduct special audits.

Organization Regulations	page 9

Art. 26	Functions and authorities

1 Group Internal Audit monitors compliance with the legal and regulatory requirements and with the provisions of the Articles of Association, as well as with internal directives and guidelines within the organizational units of the parent company and the group companies. In doing so, it specifically verifies or assesses whether the internal controls are commensurate with the risks and are working effectively, whether activities within the Group are being conducted and recorded properly, correctly and fully, and whether the organization of operations, including information technology, is efficient and the information is reliable.

2 Group Internal Audit possesses unrestricted auditing rights within the parent company and the group companies; it has access at all times to all accounts, books and records. It must be provided with all information and data needed to fulfill its auditing duties.

Art. 27	Reports

1 Group Internal Audit is independent in its reporting and is not subject to any instructions.

2 Group Internal Audit addresses its reports with major issues ultimately to the Chairman of the Board of Directors. The procedure employed for this and the list of other recipients of its audit reports are described in the regulations governing Group Internal Audit.

3 Audit issues of less significant importance are brought to the attention of the appropriate level of management.

4 The Chairman of the Board of Directors and the President shall inform the Chairman’s Office and the Board of Directors in an appropriate manner of any findings of Group Internal Audit which raise questions of fundamental importance or reveal serious weaknesses.

5 The Chairman of the Board of Directors shall also inform the Board of Directors of the results of special audits performed at the request of individual board members.

6 The members of the Board of Directors and of the Group Executive Board shall receive the annual activity report of the Head of Group Internal Audit for review. This report is to be discussed at a meeting of the Board of Directors.

X.	Signatures

Art. 28	Authority to sign

1 The following persons are authorized to sign, jointly with another authorized signatory:

a)	The Executive Members of the Board of Directors

b)	The members of the Group Executive Board

c)	The members of the Group Managing Board

d)	Managing Directors, Executive Directors and Directors or senior staff with equivalent ranks

e)	Associate Directors, in the Business Group Wealth Management and Business Banking Chefprokuristen, Prokuristen and Handlungsbevollmächtigte.

Organization Regulations	page 10

2 The authority to sign for the parent company encompasses:

a)	all branches of UBS AG worldwide for the Executive Members of the Board of Directors, the members of the Group Executive Board and the Group Managing Board

b)	the respective Business Area and jurisdiction for all other signatories.

3 The Group General Counsel issues a Group Directive, ruling all details, including but not limited to extended signature authorities, exceptions to the joint signature authority, dual signature authorities and the authority of signatories of the parent company to sign for subsidiaries and vice versa. Group Companies (subsidiaries) shall establish their respective rules, according to local legal and regulatory provisions.

Art. 29	Form of signature

All authorized signatories sign by adding their signature to the name of the Corporation or the respective subsidiary.

XI.	General provisions

Art. 30	Abstention

In the decision making process, members of the Board of Directors, the Group Executive Board, the Business Group Boards and executive management are obliged to abstain from discussions and decisions on transactions or other matters involving a potential conflict of interest. Rules for abstention in individual transactions will be established by the Business Groups.

XII.	Amendments

Art. 31	Amendments

The members of the Board of Directors must be notified in writing of any proposals for the amendment of the Organization Regulations at least one week before the proposals are to be discussed.

XIII.	Reservation for Applicable Law

Art. 32	Principle

Under these Regulations, the Board of Directors, the Chairman’s Office, the Group Executive Board and other corporate bodies or functions will, from time to time, render decisions which are valid and binding not only for the company but also for its subsidiaries. In any such event, the powers and responsibilities of the corporate bodies of

Organization Regulations	page 11

any relevant subsidiaries which are incumbent upon such corporate bodies under applicable local law are fully reserved.

XIV.	Entry into force, implementing provisions

Art. 33	Entry into force, implementing provisions

1 The Board of Directors has issued these Organization Regulations which were last updated on 12 August 2002, effective 15 August 2002.

2 The Group Executive Board shall enact rules for the implementation of these regulations if deemed necessary.

UBS AG

Marcel Ospel Chairman	Alberto Togni Vice Chairman

UBS AG Board of Directors P.O. Box, CH-8098 Zurich

Appendix to the Organization Regulations Authorities

Part 1	General Issues

This “Appendix” is an integral part of the Organization Regulations. It has last been amended by the Board of Directors of UBS AG on 12 August 2002

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Table of Contents

1. Organization
2. Strategy
3. Personnel and Compensation
4. Auditing
5. Other Matters

Abbreviations

A	Approval	GMB	Group Managing Board
AGM	Annual General Meeting of Shareholders	I	Information
BoD	Board of Directors	MD	Managing Director (or equivalent)
CEO UBSW	Chief Executive Officer UBS Warburg	OR	Organization Regulations
D	Director	P	Proposal
ED	Executive Director	PGEB	President of the Group Executive Board
GEB	Group Executive Board	X	Authority attributed
GIA	Group Internal Audit

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1. Organization

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

1.1.	Legal structure

1.1.1.	Articles of Association	A*					*) to be submitted to the AGM for approval

1.1.2.	Organization Regulations and Appendix delineating authorities	A	P	P

1.1.3.	Business Group Regulations and Regulations of Corporate Center		A	P	P	P

1.2.	Organizational structure

1.2.1.	Election of the Chairman’s Office and of the Secretary to the Board of Directors	X

1.2.2.	Election of the Chairman and the members of the BoD’s Committees	A	P

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		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

1.2.3.	Basic organizational structure of the Group	A	P	P			Definition of basic structure (Business Groups)

1.2.4.	Organizational structure of the Business Groups and the Corporate Center			A	P	P

1.2.5.	Special Committees for Group purposes Definition of mission and appointment of members			A	P	P

1.2.6.	Other structures				A	A

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2. Strategy

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

2.1.	Group strategy	A	P	P

2.2.	Business Group and Corporate Center strategies		A	P	P	P

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3. Personnel and Compensation

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

3.1.	Appointments, removals and title ratification

3.1.1.	Appointments and removals for senior management functions:

3.1.1.1.	Group Executive Board	A	P	P:PGEB

3.1.1.2.	Group Managing Board		I* for Direct Reports of PGEB: ratification by Chairman	A*:PGEB		P:CEOs

3.1.1.3.	Non-GMB Members of Business Group Executive Committees			A:PGEB		P:CEOs

3.1.1.4.	Members of Business Area Managements				A	A

3.1.2.	New Hire, title ratification and removal (firing) for MD (or equivalent) Hiring (including assurance of rank) and removal				A	A

	Title ratification/promotion			I	A	A

3.1.3.	New Hire and removal/firing for ED, D and other management				A	A	Can be further delegated

	Title ratification/promotion				A	A	Can be further

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BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

delegated

*	This is subject to an amendment of the Articles of Association tabled for the AGM 2003

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		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

3.1.4.	Appointment and removal of Head of Group Internal Audit	A	P

	Appointment and promotions of Managing Directors of Group Internal Audit		A

3.1.5.	Appointment of region and country heads, representatives and permanent advisors according to art. 24 OR			A		P

3.2.	Compensation

3.2.1.	Compensation policy	A	P: Compensation Committee	P

3.2.2.	Compensation systems for

	– Non executive BoD members	A	P

	– Executive BoD and GEB members	A: Compensation Committee	P A	P:PGEB

– GMB members

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		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

3.2.3.	Actual compensation for

	– Non executive BoD members	A: Executive BoD members	P: Compensation Committee

	– Executive BoD members	A: Compensation Committee	P: Chairman (except for Chairman’s own compensation)

	– GEB members	A: Compensation Committee	P: Chairman	P: PGEB (except for PGEB’s own compensation)

	– GMB members		A: Chairman (Direct Reports of PGEB)	A: PGEB (except for own Direct Reports)	P: PGEB (for own Direct Reports)	P: CEOs

3.2.4.	Compensation for non-GMB Direct Reports of GEB members			A: PGEB	P	P

3.2.5.	Compensation Head of Group Internal Audit		X

3.2.6.	Other compensation				X	X	Can be further delegated

3.2.7.	Setting of final annual bonus pools for Business Groups		A	P

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		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

3.3.	Retirement benefit plans

3.3.1.	Setting Group retirement benefit plans		A	P

3.3.2.	Appointment of the Board members (employer’s representatives) of the pension trusts		A	P

3.3.3.	Approval of principles governing retirement benefit plans	A		P

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4. Auditing

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

4.1.	External audit

4.1.1.	Appointment of Group and Statutory auditors	A*		P			*) Proposal to be submitted to the AGM for approval. Preparation of the nomination by the Audit Committee, supported by GEB and Group Internal Audit

4.1.2.	Approval of Group and Statutory Reports on financial statements	A		P			Preparation for submission to AGM

4.2.	Internal audit

4.2.1.	Appointment of the Head of Group Internal Audit (GIA)	A	P

4.2.2.	Determination of GIA activities		X	I

4.2.3.	GIA activity report	A	P	I

4.2.4.	Individual internal audit reports		X	X	X	X	Circulation among units/persons involved/concerned

4.3.	Audit Committee

4.3.1.	Regulations on Audit Committee	A	P

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		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

4.3.2.	Appointment of members and Chairman of Audit Committee	A	P: Chairman BoD

5. Other Matters

All amounts in CHF millions		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

5.1.	Litigation/settlements

5.1.1.	Notification about litigations initiated against the Group and claims lodged		>25	25		10	Information of other Bodies (e.g. BoD) required, irrespective of amounts claimed, in cases with high reputational risk.

5.1.2.	Authorization to initiate litigations and to conclude settlements	>100	100	50	20	20

5.2.	External mandates*						* Political mandates and mandates on a private basis do not require approval, but notification (Group regulation CF/-/006)

5.2.1.	of members of the Chairman’s Office

	– in listed companies	A

	– other mandates		A

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All amounts in CHF millions		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

5.2.2.	of members of the BoD (in listed companies)		I

5.2.3.	of members of the GEB		A

5.2.4.	of members of the GMB			A

5.2.5.	of other staff				A	A

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All amounts in CHF millions		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

5.3.	Initiation of Bank projects

5.3.1.	Initiation of bank projects with projected aggregate costs (investment, internal and external expenses, including operating expenses for the first year of operation) amounting to		>100	100	50	50

							Definitions:

5.4.	Individual mandates of management consultancy services bought externally	>2	2	2	An individual mandate is the total of all efforts contribut-ing to one project or assignment, regardless of single contracts (e.g. assign-ment to several consultants, multiphasing contracts, contracts for subtasks)

Management consultancy services include all services from external providers to support management in decision-making or project related tasks, excluding IT related services.

							Mandates to the Group External Auditors for non-audit work are subject to approval by the Audit

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All amounts in CHF millions	BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

Committee.

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All amounts in CHF millions		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

5.5.	Purchase and sale of broker and broker-dealer licenses			A

5.6.	Warrant issues on UBS shares				I	CEO UBSW

UBS AG

Marcel Ospel Chairman of the Board of Directors	Alberto Togni Vice Chairman of the Board of Directors

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Appendix to the Organization Regulations
Authorities

Part 2 Finance and Risk

This “Appendix” is an integral part of the Organization Regulations. It has last been amended by the Board of Directors of UBS AG on 12 August 2002.

Table of Contents

1. Planning and Reporting
2. Capitalization and Funding
3. Risk Management and Control
4. Participations/Investments
5. Group Companies

Abbreviations

A	Approval	I	Information
AGM	Annual General Meeting of Shareholders	P	Proposal
AoA	Articles of Association	PCE	Potential Credit Exposure
BoD	Board of Directors	PGEB	President of the Group Executive Board
CRE	Corporate Real Estate	SPE	Special Purpose Entity
GC	Group Companies	UBS PW	UBS PaineWebber
GCCO	Group Chief Credit Officer	UBSW	UBS Warburg
GCRO	Group Chief Risk Officer	UBS WM&BB	UBS Wealth Management & Business Banking
GEB	Group Executive Board	VaR	Value at Risk
GGC	Group General Counsel	X	Authority attributed

1. Planning and Reporting

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

1.1.	Planning

1.1.1.	Mid-term financial and business planning, definition of targets and Terms of Reference	I	A	P	P	P

1.1.2.	Annual budget of the Group	A		P

1.2.	Reporting

1.2.1.	Consolidated and parent company annual financial statements	A		P

1.2.2.	Annual Report
	Concept, general guidelines		A	P
	Editing		A	A	P
	Sign-off	A	P	P

1.2.3.	Quarterly financial statements	A		P

1.2.4.	Quarterly reports	I		A	P

1.2.5.	Monthly financial statements		I	A	P

1.2.6.	Quarterly Risk Report	A		P

2. Capitalization and Funding

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

2.1.	Share Capital and UBS shares

2.1.1.	Increase, decrease of share capital, creation of conditional and authorized capital	A*		P			*) to be submitted to the AGM for approval (amendment of AoA)

2.1.2.	Use of authorized and conditional capital (through rights issues, employee share schemes etc.)	A		P

2.1.3.	Listing and de-listing of UBS shares	A		P

2.2.	Treasury Shares

2.2.1.	Treasury stock policy	A		P

2.2.2.	Sale, purchase of own shares as treasury stock (incl. derivatives)			I	A

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

2.3.	Regulatory Capital

2.3.1.	Issue of tier 1 capital (other than common stock) issued by the parent company			A	P

2.3.2.	Repurchase and redemption of tier 1 capital (other than common stock and Bearer Participation Certificates) issued by the parent company)				X

2.3.3.	Issue, repurchase and redemption of tier 2 and 3 capital				X

2.4.	Allocation of Capital

2.4.1.	Capital determination and allocation method		I		X

2.4.2.	Allocation to Business Groups		I	A	P

2.4.3.	Allocation within Business Groups			I		A	Proposal by Business Units

2.5.	Internal Legal Lending Limit

2.5.1.	Setting of legal lending limit (Group and parent bank)			A	P

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

2.5.2.	Setting of available excess capital (Group)			A	P

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

2.5.3.	Release of available excess capital (Group)		I	A	P

2.6.	Debt Issues *						* Contractual terms to be submitted to the GCC.

2.6.1.	Conditions for debt capital market issues (annual issue volumes, guarantees)	I		A	P

2.6.2.	Management and coordination of the Group’s funding activities				X

2.6.3.	Establishment and structural changes (e.g. increase) of debt programs and CD-/CP-programs (including eventual parent guarantee)				X

2.6.4.	Issue, repurchase, early redemption of notes, bonds and other securities with similar characteristics[1] on a stand-alone basis as well as under debt				X		Raising of debt through the parent company or other Group companies. In case of issues through subsidiaries the
1 Including e.g. notes and bonds with conversion rights or warrants attached on already issued UBS shares or on securities of other companies; notes and bonds linked (coupon and/or redemption amount variable) to the performance of an index, a stock, a currency or the credit of a company (“CLN”) etc.

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

	programs						authority also covers an eventual parent guarantee.

2.6.5.	Issue of asset backed securities through group companies			A		P	Proposals to be submitted to Group Treasury for sign-off.

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

2.7.	Group foreign exchange management

2.7.1.	Group foreign exchange policy (non-trading FX exposures)	I		A	P

2.7.2.	Setting limits			A	P

2.7.3.	Management and reporting				X

2.8.	Group liquidity management

2.8.1.	Group liquidity policy	I		A	P

2.8.2.	Setting limits			A	P

2.8.3.	Management and reporting				X

2.9.	Group interest rate management

2.9.1.	Group interest rate policy (non-trading interest rate exposures)	I		A	P

2.9.2.	Setting limits			A	P

2.9.3.	Management and reporting				X

3. Risk Management and Control

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

3.1.	Risk philosophy and risk guidelines

3.1.1.	Risk management and control principles	A	P	P

3.1.2.	Group risk limits and risk capacity	A	P	P			e.g. Group VaR and Stress loss limits

3.2.	Risk management and control

3.2.1.	Implementation of risk management and control principles			X	X

3.2.2.	Risk identification				X

3.2.3.	Risk measurement			A	P

3.2.4.	Risk policy:	All risk categories Determination of what is “major” and “significant” at the discretion of the GCRO/GCCO/GGC.

Policies to specify limits other than those allocated from Group limits (3.1.2.), and authorities for approving
–	Setting major risk policies and making significant changes thereto		I	A	P	P
–	Setting other risk policies and making other changes				A	P

BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

such limits, exceptions, etc.

		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

3.2.5.	Risk reporting (Monitoring and reporting developments and concentrations of risks)	I		X	X

3.2.6.	Risk control (process and enforcement of policies and limits)				X

3.3.	Market risk management and control

3.3.1.	Definition and allocation of limits to Business Groups			A	P		e.g. Group risk limits and risk capacity, e.g. VaR and Stress loss limits

3.3.2.	Risk controlling process				X

All amounts in CHF millions		BoD	Chairman’s Office [2]	GEB [3]	CEO UBS Warburg	CEO UBS PaineWebber	CEO UBS WM&BB	Remarks

3.4.	Credit risk management and control							Credit authorities are on an ad-personam basis and are subject to Credit Risk Policies as approved by the GEB and/or the GCCO and as published on BankWeb.

3.4.1.	Global Ceilings

3.4.1.1.	Global ceiling for counterparty groups		>3,500	3,500
2 Authority may be delegated to an Executive Vice Chairman (article 9 paragraph 4 of the Organization Regulations). Delegation executed as per decision of the Chairman’s Office on 9 August 2001.

3 Authority may be wholly or partially delegated (article 15 paragraph 2 lit. b of the Organization Regulations). Full delegation to the Group Chief Credit Officer approved by GEB on 5 December 2001. Nominations of deputies for the GCCO and the Business Group CEOs in case of absence must be approved by the GEB.

All amounts in CHF millions		BoD	Chairman’s Office [2]	GEB [3]	CEO UBS Warburg	CEO UBS PaineWebber	CEO UBS WM&BB	Remarks

3.4.2.	Take and Holds [4]	*	Take and Hold positions include Banking Products and Traded Products (PCE, Repo/ ETD)

In determining the appropriate authority level, private equity positions must also be taken into consideration.

Loans which will be held to maturity but are committed conditional on execution of credit hedges in compliance with GCCO approved policy must be pre-approved in line with temporary asset level of authorites.

								* In the case of UBS PW these authorities are unsecured and only available for secured derivatives exposures, and/or for secured lending. Authorities for unsecured lending are capped at CHF 25 Mio.

3.4.2.1.	Corporates, brokers, investment banks, funds, insurance companies, public finance and structured transactions

	Rating C1 – C2		>4,000	4,000	2,000	750	750
	Rating C3 – C4		>3,000	3,000	1,500	500	500
	Rating C5 – C6		>1,500	1,500	600	300	300
	Rating C7 – C9		>750	750	300	150	150
	Rating D0 – D1		>250	250	125	75	75
	Rating D2 – D4		>150	150	75	25	25

3.4.2.2.	Regulated Savings and Commercial Banks (incl. Central Banks)							See remarks above

4 For Take and Hold Decisions the Business Group CEOs (respectively their deputies) may only exercise their credit authority jointly with the Business Group CCO. In case of disagreement, proposals must be escalated through the GCCO to the PGEB.

All amounts in CHF millions	BoD	Chairman’s Office [2]	GEB [3]	CEO UBS Warburg	CEO UBS PaineWebber	CEO UBS WM&BB	Remarks

Rating C1 – C2		>4,000	4,000	2,000	500	500
Rating C3 – C4		>3,000	3,000	1,500	250	250
Rating C5 – C6		>1,500	1,500	600	100	100
Rating C7 – C9		>750	750	300	0	0
Rating D0 – D1		>250	250	125	0	0
Rating D2 – D4		>150	150	75	0	0

All amounts in CHF millions	BoD	Chairman’s Office [2]	GEB [3]	CEO UBS Warburg	CEO UBS PaineWebber	CEO UBS WM&BB	Remarks

3.4.2.3.	Private Individuals and privately owned Investment Companies	*Non-marketable eligible collateral includes single-stock, Standby Letter of Credit, covered guarantees and repurchase value of life insurance policies.

							These authorities apply to lending as well as margin limits.

– unsecured		>50	50	20	20	20
– against marketable eligible collateral *		>500	500	300	300	300
– against non-marketable eligible collateral*		>250	250	200	200	200
– owner occupied residential Real Estate		>50	50	20	20	20
– other Real Estate		>250	250	150	150	150

3.4.2.4.	Principal Finance	Take and Hold applies to all exposures where the expected final hold period exceeds 6 months. Amounts apply to both individual as well as pooled assets.

							Authorities subject to Principal Finance Credit Risk Policy and to market risk approval.

Rating C1 – C2		>4,000	4,000	2,000
Rating C3 – C4		>3,000	3,000	1,500
Rating C5 – C6		>1,500	1,500	600
Rating C7 – C9		>750	750	300
Rating D0 – D1		>250	250	125
Rating D2 – D4		>150	150	75

All amounts in CHF millions		BoD	Chairman’s	GEB [3]	CEO UBS	CEO UBS	CEO UBS	Remarks
			Office [2]		Warburg	PaineWebber	WM&BB

3.4.3	Temporary Exposures	*	**	This authority may be exercised in addition to take-and-hold authorities. Temporary exposures include all exposures which are undertaken with the intention and clear commitment to immediately syndicate and/or sell (max. 180 days) and hence are subject to tradable asset treatment and to a “mark-to-market” valuation. They include all Loan Under-writing Commitment subject to sell down and/or subject to credit hedging, Tradable Asset positions and Security Underwritings.

* amounts are based on USD at exchange rate 1.60. In case that USD deviated for then 10%, USD authority amounts will be changed.

** In the case of UBS PW these authorities are only available for the Securities Underwriting activity, typically in the area of Tax-Exempt Bonds.

3.4.3.1	Corporates, brokers, investment banks, funds, insurance companies, public finance and structured transactions
	Rating C1 - C2		>8,000	8,000	7,200	1,200	1,500
	Rating C3		>6,000	6,000	5,600	800	1,000
	Rating C4		>5,500	5,500	4,800	800	1,000
	Rating C5		>4,000	4,000	3,200	400	500
	Rating C6		>3,000	3,000	2,400	400	500
	Rating C7 - C8		>2,500	2,500	1,600	200	250
	Rating C9		>2,000	2,000	1,200	200	250
	Rating D0		>1,500	1,500	640	75	100
	Rating D1		>1,000	1,000	480	75	100
	Rating D2		>750	750	320	25	50
	Rating D3		>750	750	240	25	50
	Rating D4		>750	750	160	25	50

All amounts in CHF millions		BoD	Chairman’s	GEB [3]	CEO UBS	CEO UBS	CEO UBS	Remarks
			Office [2]		Warburg	PaineWebber	WM&BB

3.4.3.2	Regulated Savings and				*	**		See remarks above
	Commercial Banks (incl.
	Central Banks)

	Rating C1 - C2		>8,000	8,000	7,200	500	500
	Rating C3		>6,500	6,500	5,600	250	250
	Rating C4		>5,500	5,500	4,800	250	250
	Rating C5		>3,000	3,000	2,500	100	100
	Rating C6		>3,000	3,000	2,000	100	100
	Rating C7 - C8		>1,500	1,500	1,000	25	0
	Rating C9		>1,000	1,000	750	0	0
	Rating D0		>500	500	250	0	0
	Rating D1		>500	500	200	0	0
	Rating D2		>250	250	150	0	0
	Rating D3		>200	200	100	0	0
	Rating D4		>200	200	50	0	0

3.4.3.3	Principal Finance	Temporary exposures in PFCA applies to all exposures with an expected final hold period below 180 days (up to 10% of the PFCA temporary asset portfolio may be in the 180-270 day time bucket). Amounts apply to both individual as well as pooled assets.

Authorities subject to Principal Finance Credit Risk Policy and to market risk approval.

	Rating C1 - C2		>8,000	8,000	7,200
	Rating C3		>6,000	6,000	5,600
	Rating C4		>5,500	5,500	4,800
	Rating C5		>4,000	4,000	3,200
	Rating C6		>3,000	3,000	2,400
	Rating C7 - C8		>2,500	2,500	1,600
	Rating C9		>2,000	2,000	1,200
	Rating D0		>1,500	1,500	640
	Rating D1		>1,000	1,000	480
	Rating D2		>750	750	320
	Rating D3		>750	750	240
	Rating D4		>750	750	160

All amounts in CHF millions		BoD	Chairman’s	GEB [3]	CEO UBS	CEO UBS	CEO UBS	Remarks
			Office [2]		Warburg	PaineWebber	WM&BB

3.4.4	Settlement Risk Tolerances
3.4.4.1	Corporates, brokers, investment
	banks, funds, insurance
	companies, public finance and
	structured transactions
	Rating C1 - C4		>3,000	3,000	1,500	750	750	* One-off authority is only applicable for individual intra-day and overnight excesses. If excesses occur for a counter-party on a regular basis the respective limit adjustment has to be submitted in accordance with the regular credit authority.
	Rating C5 - C6		>2,000	2,000	1,000	500	500
	Rating C7		>1,000	1,000	500	100	100
	Rating C8		>500	500	250	50	50
	Rating C9		>300	300	150	25	25
	Rating D0 - D2		>200	200	50	0	0
	One-off approval *		na	unlimited	unlimited	unlimited	unlimited

3.4.4.2	Regulated Savings and
	Commercial Banks (incl. Central
	Banks)		>5,000	5,000	4,000	1,000	1,000
			>3,000	3,000	2,500	750	750
	Rating C1 - C4		>1,000	1,000	750	200	200	* one-off authority for Regulated Banks, Brokers and Licensed Deposit Takers is extended beyond Settlement Risk in line with separate instructions.
	Rating C5 - C6		>500	500	250	50	50
	Rating C7		>300	300	150	0	0
	Rating C8		>200	200	100	0	0
	Rating C9
	Rating D0 - D2		na	unlimited	unlimited	unlimited	unlimited
	One-off approval *

All amounts in CHF millions		BoD	Chairman’s	GEB [3]	CEO UBS	CEO UBS	CEO UBS	Remarks
			Office [2]		Warburg	PaineWebber	WM&BB

3.4.5	Impaired Assets (Recovery	The PGEB and the Chairman’s Office must be informed about important new recovery positions, including all which have substantial publicity risk

* The Business Group CCOs have the authority to approve incremental provisions of up to CHF 2 mio. (in aggregate per counterparty group), irrespective of the overall provision level.

** Includes possibility to swap from senior to subordinated and/or from secured to unsecured debt

*** Write-off authority only applies within existing Loan Loss Provisions.
Write-Offs above CHF 30 mio must be notified to the GCCO and beyond.

	portfolio)
3.4.5.1	Valuation/provisioning *
	- Cumulative loan loss provision		>50	50	30	30	30
	- Cumulative provision for OREO
	(Other Real Estate
	Owned = Foreclosed properties)		>50	50	30	30	30
3.4.5.2	New facilities (exposure increase)
	- Additional and/or new loans		>50	50	30	30	30
	- Loan purchase		>50	50	30	30	30
3.4.5.3	Exposure extensions
	- Credit renewals			>3 years	3 years	3 years	3 years
	- Stand-still agreements			>3 years	3 years	3 years	3 years
3.4.5.4	Investments
	Improvements in OREO		>30	30	20	20	20
3.4.5.5	Within approved and
	established financial provisions/
	allowances		>50	50	30	20	20
	- Equity participation from		>50	50	30	20	20
	restructuring		>75 Info	>30	30	30	30
	- Debt forgiveness **
	- Write-offs ***
3.4.5.6	Consent for rating downgrades to D2 and below (migration within classified portfolio, i.e. D2-D4 does not have to be reported)
			>75 Info only	>40 authority	40	40	40

All amounts in CHF millions		BoD	Chairman’s	GEB [3]	CEO UBS	CEO UBS	CEO UBS	Remarks
			Office [2]		Warburg	PaineWebber	WM&BB

3.4.6	Country ceilings							Can not be delegated
	(nominal exposures)				[GCCO]
	S0 - S2		No limits	No limits	No limits
	S3 - S4		>3,000	3,000	1,000
	S5 - S7		>2,000	2,000	750
	S8 - S14		>1,000	1,000	500
Definition of countries with
no limits (below S2)
			A	P

3.5	Funding and Liquidity Risk

3.5.1	Liquidity and funding risk
	limits and controlling process			A	P

3.6	Consequential Risk							Definition according to the guidelines to the risk management and control principles
Management and Control

3.6.1	Risk Controlling Process				X

3.6.2	Transaction processing risk				X

3.6.3	Legal, liability and compliance risk				X

3.6.4	Corporate Security				X

3.6.5	Environmental risk				X

All amounts in CHF millions		BoD	Chairman’s	GEB [3]	CEO UBS	CEO UBS	CEO UBS	Remarks
			Office [2]		Warburg	PaineWebber	WM&BB

3.6.6	Insurance coverage				X

3.6.7	Tax Risk Management and Control							Transaction pre-approval for new businesses and products
	- Corporate tax policy			A	P
	- Transaction review				A	P

3.6.8	Annual turnover limits for banknote trading with non-banks					UBS Warburg		Guidelines of Swiss Federal Banking Commission
>50

4. Participations/Investments

All amounts in CHF millions		BoD	Chairman’s	GEB	Corporate	Business	Business
			Office		Center	Groups	Areas	Remarks

4.1.	Equity participations/financial investments

4.1.1.	Policy for equity participations/financial investments	I		A	P

4.1.2.	Purchase, sale, increase, decrease of equity participations/financial investments as well as use of subscription rights		500	500	50	10*		*only for real estate companies for bank purposes after project approval through Corporate Center (CRE)

4.2.	Private Equity[5]

4.2.1.	Overall limit	A		P

4.2.2.	Taking positions					CEO UBSW	CEO UBS Capital	*Information of GEB required in cases which are likely to provoke publicity
4.2.2.1.	Underwriting		>500	500		400	300
4.2.2.2.	Final hold position		>400	400		250	150*

4.2.3.	Sales			I		I: UBSW	X

4.2.4.	Write-offs
5 In urgent cases, where GEB approval is required, the CEO of UBS Capital together with the PGEB and the CEO of UBS Warburg may act on behalf of the GEB. The GEB is to be informed at its next meeting.

All amounts in CHF millions	BoD	Chairman’s	GEB	Corporate	Business	Business
		Office		Center	Groups	Areas	Remarks

(specific to individual investments)		>50	50		25	20

All amounts in CHF millions			BoD	Chairman’s	GEB	Corporate	Business
				Office		Center	Groups	Remarks

4.3.		Real estate						Approval of real estate transactions and investments will be on two levels: - annual budget (operational budget and investment budget) - individual release of transaction/project included in budget

4.3.1.		Annual real estate budget	A		P

4.3.2.		Bank properties, investment properties and properties for sale					*	* Corporate Center delegates specific authorities to Business Groups with respect to their function as Service Provider
4.3.2.1.		Projects included in budget
4.3.2.1.1.		Owned premises
	a)	Base building (owner related)
	–	Purchase, sale, construction of new and alterations to existing buildings			>50	50	*	** of total approved annual investment budget on Group level
	–	Divergence to project release		>20%**	20%**	10%**	*
	b)	Tenant fit-out
	–	Construction of new and alterations to existing fit-out			>50	50	10
	–	Divergence to project release		>20%**	20%**	10%**	CEO: 10%***	*** of approved annual Business Group real estate budget
	c)	Valuation/provisioning		>100	100	50
4.3.2.1.2.		Leased premises

All amounts in CHF millions		BoD	Chairman’s	GEB	Corporate	Business	Business
			Office		Center	Groups	Areas	Remarks

a)	Liabilities arising			>200****	200****
–	New leases including relocations, liabilities arising from building rights contracts			>15 p.a.	15 p.a.	*		**** max. liability arising from individual transaction over contract period
–	Renewal of existing leases
	(increase of annual rental/total commitment over contract period)				X	*
b)	Tenant fit-out see 4.3.2.1.

All amounts in CHF millions		BoD	Chairman’s	GEB	Corporate	Business
			Office		Center	Groups	Remarks

4.3.2.2.	Projects not included in budget						°Tenant fit-out only Corporate Center to be informed
	Financial release (adding to the Group budget)°°		>20%**	20%**	10%**	10%°
							°°Each project has to be released with the same approval as for projects included in the budget.

4.3.3.	Investments in, purchase of, merger with or disposal of Real estate companies for bank purposes			>50	50	*	Legal structure Committee to sign-off

4.4.	IT hardware and software

4.4.1.	Annual investment budget	A		P

4.4.2.	Purchase and sale of IT and telecommunications equipment and software not included in the budget		>10%	10%	5%	CEO: 5%	Reporting required to the Head of the IT Committee

4.4.3.	Liabilities relating to external IT and telecommunications assignments not included in the budget		>10%	10%	5%	CEO: 5%	Reporting required to the Head of the IT Committee

All amounts in CHF millions		BoD	Chairman’s	GEB	Corporate	Business
			Office		Center	Groups	Remarks

4.5	Equipment and material

4.5.1	Annual budget for the purchase and sale of other equipment, fittings and movables	A		P

4.5.2	Purchase and sale of other equipment, fittings and movables not included in the budget		>10%	10%	5%	5%	Percentage of approved budget

5. Group Companies (GCs)

(GCs are consolidated companies which are either wholly or majority, directly or indirectly owned or otherwise controlled by UBS AG)

All amounts in CHF millions		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

5.1.	Strategy and Governance for GCs

5.1.1.	Purchase, increase, decrease and sale of majority shareholdings in financial services firms; purchase and sale of businesses	> 500	500	250	25

5.1.2.	Formation of operative or non-operative GCs with equity of		> 500	500	100

5.1.3.	Establishment and closure of
- branches and representative offices
	.. of the parent company outside Switzerland			A	P	P
	.. of GCs				A	P
	- branches in Switzerland					X: WM&BB

5.1.4.	Change of external auditors for
	- GCs in Switzerland	A: Audit Committee		P
	- branches and GCs outside Switzerland	A: Audit Committee		P

5.1.5.	Election of Boards and appointment of management of GCs				A	A	Details are governed by the Group directive “Management and supervision of UBS Group Companies”

All amounts in CHF millions		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

5.1.6.	Allocation of market and credit risk limits					X

All amounts in CHF millions		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

5.2.	Funding and financial management of GCs *						* Group Companies which are consolidated but where the Group does not exercise its management power are not treated as Group Companies for credit authority purposes, rather, such companies are subject to the ordinary credit approval process applicable to third party counterparties. This does not apply for the regulatory risk concentration treatment.

5.2.1.	Capital increase, individual or cumulative p.a. per company		>500	500	100

5.2.2.	Capital reduction and redemption, merger or liquidation of operative or non-operative GCs		>500	500	100

5.2.3.	Equity-like lendings to GCs		>500	500	100

5.2.4.	Credit limits for internal engagements			>2,500	2,500

All amounts in CHF millions		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

5.2.5.	Parental support on behalf of GCs			>2,500		2,500

5.2.6.	Approval of annual financial statements including distribution of profit					X

All amounts in CHF millions		BoD	Chairman’s Office	GEB	Corporate Center	Business Groups	Remarks

5.3.	Special purpose entities (SPEs)

5.3.1.	Setting rules governing the use of SPEs	A		P	P

5.3.2.	Functional management and monitoring of SPEs				X	X

5.3.3.	Formation, purchase, sale, liquidation or merger of non-consolidating SPEs					X	Legal Structure Committee sign-off required.

UBS AG

Marcel Ospel	Alberto Togni
Chairman of the Board of Directors	Vice Chairman of the Board of Directors